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                                                                  EXHIBIT 10.09

                                CONSULTING AGREEMENT
          (AMENDED AND RESTATED CONSULTING AGREEMENT DATED MARCH 1, 1998)

This Consulting Agreement (the "AGREEMENT") is effective 1st day of March, 1999 (the "EFFECTIVE DATE") by and between Silicon Image, Inc., a California corporation with its principal place of business at 10131 Bubb Road, Cupertino, CA 95014 ("COMPANY") and Doeg-Kyoon Jeong, with a principal place of business at Seoul National University, Seoul, Korea ("CONSULTANT") (As used herein, "PARTY" or "PARTIES" will refer to Company, Consultant or both, as the case may be.)

                                      RECITAL

Consultant desires to perform, and Company desires to have Consultant perform, consulting services as an independent contractor to Company.

NOW, THEREFORE, the Parties agree as follows:

1.     SERVICES

       1.1.   REQUEST.      From time to time during the Period of Consultancy
              (as defined below), Company may request Consultant to provide certain services to Company. However, Company has no obligation to request Consultant to perform any services, and if such a request is made by Company, Consultant has no obligation to agree to perform such services. Company's request will specify the services to be performed and the specific results to be achieved (the "SERVICES") by use of the form attached hereto as Exhibit A (the "PROJECT DESCRIPTION").

       1.2. PERFORMANCE. Upon agreement between Consultant and Company to the Services, compensation and completion date terms of the Project Description, Consultant will perform the Services. Consultant agrees to use best efforts to perform the Services during the Period of Consultancy.

       1.3.   PERIOD OF CONSULTANCY.      The "Period of Consultancy" will
              commence on the Effective Date and will terminate on OCTOBER 31, 2002, unless at that time Services are being performed pursuant to a Project Description which specifies a later completion date, in which case the Period of Consultancy will terminate on such completion date.

       1.4.   PAYMENT.      As sole compensation for the performance of the
              Services, Company will pay Consultant a monthly fee stated in the Project Description. Any expenses incurred by Consultant in performing the Services will be the sole responsibility of Consultant. Consultant will invoice Company on a monthly basis for the number of hours spent in performing the Services. Company will pay each such invoice no later

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              than thirty (30) days after its receipt.  Consultant will receive no further royalty or other remuneration on the production or distribution of any products developed pursuant to this Consulting Agreement AND THE LICENCE AGREEMENT DATED MARCH 15, 1995, AS AMENDED.

2.     RELATIONSHIP OF THE PARTIES.

       2.1.   INDEPENDENT CONTRACTOR.    Consultant is an independent
              contractor and is not an agent or employee of, and has no authority to bind, Company by contract or otherwise. Consultant will perform the Services under the general direction of Company, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. Company has no right or authority to control the manner or means by which the Services are accomplished.

       2.2.   EMPLOYMENT TAXES AND BENEFITS.     Consultant will report as
              self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Company's employees.

       2.3. LIABILITY INSURANCE. Consultant will maintain adequate insurance to protect Consultant from the following: a) claims under worker's compensation and state disability acts; b) claims for damages because of bodily injury, sickness, disease or death which arise out of any negligent act or omission of Consultant; and c) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, which arise out of any negligent act or omission of Consultant.

3.     PROPERTY OF COMPANY

       3.1.   DEFINITION.   For the purpose of this Agreement, "Designs and
              Materials" shall mean all designs, discoveries, inventions, products or product ideas, manufactured semiconductor devices, test results, computer programs, procedures, improvements, developments, drawings, notes,

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              documents, information and materials made, conceived or developed by Consultant alone or with others which result from or relate to the Services.

       3.2.   ASSIGNMENT OF OWNERSHIP.    Consultant hereby irrevocably
              transfers and assigns any and all of its rights, title, and interest in and to Designs and Materials, including but not limited to all copyrights, patent rights, trade secrets and trademarks, to Company. Designs and Materials will be the sole property of Company and Company will have the sole right to determine the treatment of any Designs and Materials, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyright or trademark on them in its own name, or to follow any other procedure that Company deems appropriate. Consultant agrees: a) to disclose promptly in writing to Company all Designs and Materials; b) to cooperate with and assist Company to apply for, and to execute any applications and/or assignments reasonably necessary to obtain, any patent, copyright, trademark or other statutory protection for Designs and Materials in Company's name as Company deems appropriate; and c) to otherwise treat all Designs and Materials as "Confidential Information" as defined below. These obligations to disclose, assist, execute and keep confidential will survive any expiration or termination of this Agreement.

       3.3. MORAL RIGHTS WAIVER. "Moral Rights" means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty. Consultant hereby irrevocably transfers and assigns to Company any and all Moral Rights that Consultant may have in any Services, Designs and Materials or Products. Consultant also hereby forever waives and agrees never to assert against Company, its successors or licensees any and all Moral Rights Consultant may have in any Services, Designs and Materials or Products, even after expiration or termination of the Period of Consultancy.

4.     CONFIDENTIAL INFORMATION

       Consultant acknowledges that Consultant will acquire information and materials from Company and knowledge about the business, products, programming techniques, experimental work, customers, clients and suppliers of Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the Designs and Materials, are and will be the trade secrets and confidential and proprietary information of Company (collectively "CONFIDENTIAL INFORMATION"). Confidential Information will not include, however, any information which is or becomes part of the public domain through no fault of Consultant or that Company regularly gives to third parties

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       without restriction on use or disclosure. Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information.

5.     INDEMNIFICATION BY CONSULTANT.

       Consultant will indemnify Company and hold it harmless from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from, and, at Company's option, Consultant will defend Company against:
       a) any action by a third party against the Company that is based on any claim that any Services performed under this Agreement, or their results, infringe a patent, copyright or other proprietary right or violate a trade secret; and
       b) any action by a third party that is based on any negligent act or omission or willful conduct of Consultant which results in i) any bodily injury, sickness, disease or death ii) any injury or destruction to tangible or intangible property (including computer programs and data) or any loss of use resulting therefrom; or iii) any violation of any statute, ordinance, or regulation.

6.     TERMINATION AND EXPIRATION

       6.1.   TERMINATION.
              6.1.1. BREACH.  Either party may terminate this Agreement in the event of a breach by the other party if such breach continues uncured for a period of ten (10) days after written notice.
              6.1.2. AT WILL.  Either party may terminate this Agreement at any time, for any reason or no reason, by written notice to the other party.
       6.2. EXPIRATION. Unless terminated earlier, this Agreement will expire at the end of the Period of Consultancy.
       6.3. NO ELECTION OF REMEDIES. The election by Company to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

7.     EFFECT OF EXPIRATION OR TERMINATION.

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Upon the expiration or termination of this Agreement for any reason:

       a) each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Consultant of its obligations under Sections 2.2, 3, 4, 5, 8, 9c and 10 nor will expiration or termination relieve Consultant or Company from any liability arising from any breach of this Agreement; and

       b) Consultant will promptly notify Company of all Confidential Information, including but not limited to the Designs and Materials, in Consultant's possession and, at the expense of Consultant and in accordance with Company's instruction, will promptly deliver to Company all such Confidential Information.

8.     LIMITATION OF LIABILITY

       IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

9.     COVENANTS

       a) COMPETITIVE ACTIVITIES. Consultant will not during the term of this Agreement, and for a period of one year after the termination or expiration of this Agreement, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Company.

       b)     PRE-EXISTING OBLIGATIONS.   Consultant represents and warrants
              that Consultant is not under any pre-existing obligations inconsistent with the provisions of this Agreement.

       c) SOLICITATION OF EMPLOYMENT. Because of the trade secret subject matter of Company's business, Consultant agrees that it will not solicit the services of any of the employees, consultants, suppliers or customers of Company for the Period of Consultancy and for six (6) months thereafter.

10.    GENERAL

       a) ASSIGNMENT. Consultant may not assign Consultant's rights or delegate Consultant's duties under this Agreement either in whole or in part without

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              the prior written consent of Company.  Any attempted assignment or delegation without such consent will be void.

       b) EQUITABLE REMEDIES. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Company may have for a breach of this Agreement.

       c) ATTORNEYS' FEES. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

       d)     GOVERNING LAW; SEVERABILITY.   This Agreement will be governed by
              and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect.

       e) NOTICES. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, to the address specified below or such other address as the party specifies in writing. Such notice will be effective upon its mailing as specified.

       f)     COMPLETE UNDERSTANDING; MODIFICATIONS.    This Agreement, together
              with each version of Exhibit A executed by the parties, constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.


EXHIBITS
       Exhibit A     Project Description


       IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


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COMPANY                                     CONSULTANT

By:    /s/ David D. Lee                       /s/ Deog-Kyoon Jeong
   --------------------------------         ----------------------------------

Name:      David D. Lee                       Deog-Kyoon Jeong
     ------------------------------         ----------------------------------

Title:    Chairman & CEO
      -----------------------------         ----------------------------------

Date:       6/24/99                           6-24-99
     ------------------------------         ----------------------------------









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EXHIBIT A

                                PROJECT DESCRIPTION

       This Project Description is issued under and subject to all of the terms and conditions of the Amended and Restated Consultant Agreement dated as of March 1, 1999 by and between Company and Deog-Kyoon Jeong.

       1.     Services to be performed and results to be achieved:
              MANAGEMENT OF RESEARCH AND DEVELOPMENT ACTIVITIES OF GIGABIT ETHERNET PHY CHIP, PLESIOCHROUOUS NETWORK CHIP, BIDIRECTIONAL PANELLINK.

       2.     Period of Agreement:
              Start Date:   March 1, 1999.
              End Date:     October 31, 2002.


       3.     Monthly Consulting Rate
              $8,000 per month for March 1, 1999 - December 31, 1999; $9,000 per month for January 1, 2000 - December 31, 2000; $10,000 per month for January 1, 2001 - December 31, 2001; $11,000 per month for January 1, 2002 - October 31, 2002.



       AGREED as of  March 1, 1999.


     COMPANY:                           CONSULTANT:

            /s/ David D. Lee               /s/ Deog-Kyoon Jeong
          ---------------------         ------------------------------

     By:  David D. Lee                       DEONG-KYOON JEONG

     Title:    Chairman & CEO





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